UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2014 (May 29, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

RCS Capital Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders on May 29, 2014. At the annual meeting, the stockholders voted on the election of Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko, Brian S. Block, Mark Auerbach, Jeffrey J. Brown, C. Thomas McMillen and Howell D. Wood to the Company’s Board of Directors for one-year terms until the 2015 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified.

Holders of the shares of Class A Common Stock are entitled to one vote per share and the holder of the sole share of Class B Common Stock is entitled to 28,317,238 votes per share. Holders of the shares of Class A Common Stock and the holder of the sole share of Class B Common Stock voted together as a single class on all matters submitted to a vote of stockholders at the annual meeting.

The stockholders elected all nine nominees for director.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentious
Nicholas S. Schorsch	53,585,280	481,707	2,225
William M. Kahane	53,612,661	454,156	2,395
Edward M. Weil, Jr.	53,595,083	471,889	2,240
Peter M. Budko	53,596,984	469,988	2,240
Brian S. Block	53,596,727	470,245	2,240
Mark Auerbach	54,046,115	20,257	2,840
Jeffrey J. Brown	54,052,368	14,004	2,840
C. Thomas McMillen	54,046,115	20,857	2,240
Howell D. Wood	54,051,002	15,970	2,240

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: June 3, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director